EXHIBIT 3.1


                         ARTICLES OF INCORPORATION

                                       OF

                               COMNET CORPORATION

                                    ARTICLE I

         The name of the corporation is COMNET CORPORATION (hereinafter called the "Corporation").

                                   ARTICLE II

         The address of the principal office and the mailing address of the Corporation is One South Ocean Boulevard, Suite 305, Boca Raton, Florida 33432.

                                   ARTICLE III

         The aggregate number of shares of all classes of capital stock which this Corporation shall have authority to issue is Twenty Six Million (26,000,000), consisting of (i) Twenty Five Million (25,000,000) shares of common stock, par value $.01 per share (the "Common Stock'), and (ii) One Million (1,000,000) shares of preferred stock, par value $.01 per share (the "Preferred Stock").

         The designations and the preferences, limitations and relative rights of the Preferred Stock and the Common Stock of the Corporation are as follows:

         A.       PROVISIONS RELATING TO THE PREFERRED STOCK.

                  1. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issuance of such class or series adopted by the Board of Directors as hereinafter prescribed.

                  2. Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock, and, with respect to each class or series of Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:


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                           a.       whether or not the class or series is to
have voting rights, full or limited, or is to be without voting rights;

                           b.       the number of shares to constitute the
class or series and the designations thereof

                           c.       the preferences and relative, participants
optional or other special rights, if any, and the qualifications, limitations or restrictions thereof if any, with respect to any class or series;

                           d.       whether or not the shares of any class or
series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                           e.       whether or not the shares of a class or
series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds shall be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                           f.       the dividend rate, if any, whether any such
dividends are payable in cash, stock of the Corporation or other property, the conditions upon which and the times when any such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                           g.       the preferences, if any, and the amounts
thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of or upon any distribution of the assets of the Corporation;

                           h.       whether or not the shares of any class or
series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price, ratio or rate at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                           i.       such other special rights and protective
provisions with respect to any class or series as the Board of Directors may deem advisable and in the best interests of the Corporation.

         The shares of each class or series of Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of Preferred Stock not


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designated for any other class or series. The Board of Directors may decrease the number of shares of Preferred Stock designated for any class or series by a resolution, subtracting from such series unissued shares of Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of Preferred Stock.

         B.       PROVISIOM RELATING TO THE COMMON STOCK.

                  1. Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock, as herein above provided, all rights to vote and all voting power shall be vested exclusively in the holders of Common Stock.

                  2. Subject to the rights of the holders of the Preferred Stock, the holders of Common Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

                  3. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled (if any) or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests to the exclusion of the holders of the Preferred Stock.

         C.       GENERAL PROVISIONS.

                  1. Except as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock, as hereinabove provided, cumulative voting by any shareholder is hereby expressly denied.

                  2. No shareholder of this Corporation shall have, by reason of its holding shares of any class or series of stock of the Corporation, any preemptive or preferential rights to purchase or subscribe for any other shares of any class or series of this Corporation now or hereafter authorized and any other equity securities, or any notes, debentures, warrants, bonds, or other securities convertible into or options or warrants to purchase shares of any class, now or hereafter authorized whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such shareholder.

                                   ARTICLE IV

         The Corporation shall hold a special meeting of shareholders only:

         (1) On call of the board of directors or persons authorized to do so by the Corporation's bylaws; or


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         (2) If the holders of not less than 50 percent of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the Corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

                                    ARTICLE V

         The street address of the Corporation's initial registered office in the State of Florida is 1201 Hays Street, Tallahassee, Florida 32301, City of Tallahassee, County of Leon, and the name of its initial registered agent at such office is Corporation Service Company.

                                   ARTICLE VI

         The Board of Directors of the Corporation shall consist of at least one director, with the exact number to be fixed from time to time in the manner provided in the Corporation's bylaws. The number of directors constituting the initial Board of Directors is three (3), and the names and addresses of the members of the initial Board of Directors, who are to serve as the Corporation's directors until their successors are duly elected and qualified are:

                                    Stephen R. Cohen
                                    One South Ocean Boulevard
                                    Suite 305
                                    Boca Raton, Florida 33432

                                    Robert Kennedy
                                    One South Ocean Boulevard
                                    Suite 305
                                    Boca Raton, Florida 33432

                                    Harvey Kaufman
                                    One South Ocean Boulevard
                                    Suite 305
                                    Boca Raton, Florida 33432

                                   ARTICLE VII

         The name of the Incorporator is Dale S. Bergman and the address of the Incorporator is 1221 Brickell Avenue, Miami, Florida 33131.

                                  ARTICIE VIII

         This Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by any law in existence either now or hereafter.


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         IN WITNESS WHEREOF, the undersigned, being the Incorporator named above, for the purpose of forming a corporation pursuant to the Florida Business Corporation Act of the State of Florida has signed these Articles of Incorporation this 7th day of December, 1995.

                                                 /s/ DALE S. BERGMAN
                                                 ---------------------------
                                                 Dale S. Bergman
                                                 Incorporator

ACCEPTANCE OF APPOINTMENT OF REGISTERED AGENT

         The undersigned, having been named the Registered Agent of COMNET CORPORATION, hereby accepts such designation and is familiar with, and accepts, the obligations of such position, as provided in Florida Statutes Section 607.0505.

                                                 CORPORATION SERVICE COMPANY

                                                 By:/s/
                                                 ----------------------------
                                                 Registered Agent

                                         DATED:  December 8, 1995


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                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                               COMNET CORPORATION

     Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act (the "Act"), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1. The name of the corporation is COMNET CORPORATION (the"Corporation"), Charter #P95000093582, filed on December 8, 1995.

2. The following Amendment to the Articles of Incorporation was adopted by all of the Directors of the Corporation on December 14, 1995 and by the Shareholders of the Corporation, the number of votes cast being sufficient for approval on December 14, 1995 in the manner prescribed by Section 607.1003 of the Act:

     RESOLVED, that Article I of the Corporation's Articles of Incorporation shall be amended in its entirety to read as follows:

                                   ARTICLE 1

     The name of the Corporation is Netspeak Corporation (hereinafter called the "Corporation").

3. Except as hereby amended, the Articles of Incorporation of the Corporation shall remain the same.

     IN WITNESS WHEREOF, the undersigned being the Chairman of the Board and the Chief Executive Officer of the Corporation, has executed these Articles of Amendment to Articles of Incorporation of Comnet Corporation this 14th day of December, 1995.

                                            COMNET CORPORATION,
                                            a Florida corporation

                                            BY: /s/ STEPHEN R. COHEN
                                            -----------------------------------
                                            Stephen R. Cohen, Chairman of the
                                            Board and Chief Executive Officer


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